                                                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Genzyme Surgical Products Corporation Savings and Investment Plan of Genzyme Corporation of our report dated February 14, 2002 relating to the financial statements and financial statement schedule of Genzyme Corporation; of our report dated February 14, 2002, relating to the combined financial statements of Genzyme General; of our report dated February 14, 2002, relating to the combined financial statements of Genzyme Biosurgery; of our report dated February 14, 2002 relating to the combined financial statements of Genzyme Molecular Oncology, which appear in Genzyme Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.

We also consent to the incorporation by reference in this Registration Statement of our report dated December 4, 2001 relating to the financial statements and supplemental schedules of the Genzyme Surgical Products Corporation Savings and Investment Plan, which appears in the Annual Report of Genzyme Surgical Products Corporation Savings and Investment Plan on Form 11-K for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 11, 2002